As filed with the Securities and Exchange Commission on March 12, 2010
Registration No.333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
Registration Statement
Under the Securities Act of 1933

SOUTHWEST BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma	73-1136584
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

608 South Main Street
Stillwater, Oklahoma
(405) 742-1800
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Rick Green
President and Chief Executive Officer
Southwest Bancorp, Inc.
608 South Main Street
Stillwater, Oklahoma 74074
(405) 742-1800
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

The Commission is requested to send copies of all communications to:

James I. Lundy, III, Esquire	Noel M. Gruber, Esquire
1701 Pennsylvania Avenue, NW	BuckleySandler LLP
Suite 300	1250 24th Street, NW
Washington, D.C. 20006	Suite 700
202.349.7130	Washington, DC 20037
202.318.4623 (fax)	202.349.8000
202.349.8080 (fax)
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Proposed Maximum
Title of Each Class Of	Amount to be	Aggregate Offering Price	Amount of
Securities To Be Registered	Registered(1)(2)	(1)(2)	Registration Fee
Common Stock
Serial Preferred Stock
Debt Securities(3)
Depositary Shares(4)
Rights
Warrants
Units (5)
TOTAL	$100,000,000 (2)	$100,000,000 (2)(6)	$7,130 (2)

(1)	An indeterminate number of securities of each identified class is being registered as may from time to time be offered for sale at prices to be determined, with an aggregate public offering price not to exceed $100,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities or that are issued in units.

(2)	In accordance with General Instruction II.D. to Form S-3 under the Securities Act of 1933, information as to each class of securities to be registered is not specified.

(3)	The debt securities may consist of one or more series of senior debt securities or subordinated debt securities as described in the applicable prospectus supplement.

(4)	Each depositary share will be issued under a deposit agreement, will represent a fractional interest in a share of serial preferred stock, and will be evidenced by a depositary receipt.

(5)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt or equity securities, which may or may not be separable from one another.

(6)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and is exclusive of accrued interest, distributions, and dividends, if any.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 12, 2010
PROSPECTUS
Common Stock
Serial Preferred Stock
Debt Securities
Depositary Shares
Rights
Warrants
Units

     We may offer and sell, from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $100,000,000. We may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis. If an offering of securities involves any underwriters, dealers, or agents, the prospectus supplement will identify the underwriters, dealers, or agents and will provide information regarding any fees, commissions, or discount arrangements made with such underwriters, dealers, or agents.
     This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.
     Our common stock is listed on the NASDAQ Global Select Market under the ticker symbol “OKSB.”
     You should refer to the risk factors included in our periodic reports, the applicable prospectus supplement, and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities. See “Risk Factors” on page 2.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
     These securities are not savings accounts, deposits, or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this prospectus is

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration or delayed offering process. By using a shelf registration statement, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings having an initial aggregate offering price of up to $100,000,000.
     This prospectus provides you with a general description of each of the securities we may offer. Each time we offer and sell any of these securities, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. Before purchasing any of our securities, you should carefully read both this prospectus and the applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
     The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement may be read at the SEC’s website at www.sec.gov or at its office mentioned under the heading “Where You Can Find More Information.”
     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations, and prospects may have changed since that date.
     In this prospectus, we refer to common stock, serial preferred stock, subordinated debentures, depositary shares, rights, and units collectively as “securities.” The terms “we,” “us,” and “our” refer to Southwest Bancorp and our subsidiaries; except that in the discussion of our capital stock and related matters these terms refer solely to Southwest Bancorp and not to any of our subsidiaries.
RISK FACTORS
     An investment in our securities involves significant risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus as the same may be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended, as well as those contained in any applicable prospectus supplement. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein or therein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s internet website found at http://www.sec.gov.
     We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus and any prospectus supplement. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s internet website.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (file no. 000-23064). This means that we can disclose important information to you by referring you to another document without restating that information in this document. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or the applicable prospectus supplement or incorporated by reference in this prospectus.
     We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
(a)	Our Annual Report on Form 10-K for the year ended December 31, 2009;

(b)	Our Current Reports on Form 8-K filed on January 29, 2010, February 26, 2010, and March 1, 2010; and

(c)	The description of our common stock set forth in our Current Report on Form 8-K filed on March 11, 2010, which was filed solely to set forth a complete, updated description of our common stock, including any amendment or reports filed under the Exchange Act for the purpose of updating such description.
     Also incorporated by reference are additional documents that we may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering. These additional documents will be deemed to be incorporated by reference, and to be a part of, this prospectus from the date of their filing. These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and, to the extent they are considered filed, Current Reports on Form 8-K. Information incorporated by reference from later filed documents supersedes information that is included in this prospectus or any applicable prospectus supplement or is incorporated by reference from earlier documents, to the extent that they are inconsistent.
     You can obtain any of the documents incorporated by reference from us, the SEC, or the SEC’s website as described above. (See “Where You Can Find More Information” on page 2.) Documents incorporated by reference, including any exhibits specifically incorporated by reference therein, are available from us without charge. You may obtain copies of documents incorporated by reference without charge by requesting them in writing or by telephone from:
Kerby E. Crowell
Executive Vice President,
Chief Financial Officer and Corporate Secretary
Southwest Bancorp, Inc.
608 South Main Street
Stillwater, Oklahoma 74074
Telephone (405) 742-1800
     We also maintain an internet website at www.banksnb.com, from which you can access our reports and other information filed with the SEC and other information regarding us and our business. Information contained on our website is not incorporated by reference in this prospectus, the registration statement containing this prospectus, or any prospectus supplement, unless expressly stated otherwise in this prospectus or any prospectus supplement.
CAUTION ABOUT FORWARD-LOOKING STATEMENTS
     We make forward-looking statements in this prospectus, the documents incorporated by reference into it, and any prospectus supplements that are subject to risks and uncertainties. We intend these statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often are identifiable by the use of the words “estimate,” “goal,” “assess,” “project,” “pro forma,” “believe,” “intend,” “plan,” “anticipate,” “expect,” “target,” “objective,” “assumption,” and similar words.
     These forward-looking statements include:
•	statements of our goals, intentions, and expectations;

•	estimates of risks and of future costs and benefits;

•	expectations regarding our future financial performance and the financial performance of our operating segments;

•	assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs;

•	assessments of liquidity, off-balance sheet risk, and interest rate risk; and

•	statements of our ability to achieve financial and other goals.
     These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations and accounting principles; and a variety of other matters. These other matters include, among other things, the direct and indirect effects of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, our past growth and performance do not necessarily indicate our future results. For other factors, risks and uncertainties that could cause our actual results to differ materially from estimates and projections contained in forward-looking statements, please read the “Risk Factors” sections contained in our reports to the SEC.
     The cautionary statements in this prospectus, any prospectus supplement, and any documents incorporated by reference herein also identify important factors and possible events that involve risk and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made. We do not intend, and undertake no obligation, to update or revise any forward-looking statements contained in this prospectus or any prospectus supplement, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.
SOUTHWEST BANCORP, INC.
     Southwest Bancorp is the holding company for Stillwater National Bank and Trust Company (“Stillwater National”) and Bank of Kansas. Through our subsidiaries, we offer commercial and consumer lending, deposit, and investment services and specialized cash management, consulting, and other financial services from offices in Oklahoma, Texas, and Kansas and on the internet, through SNB DirectBanker®.
     We focus on converting our strategic vision into long-term shareholder value. Our strategic vision includes a commercial banking model and a community banking model focused on more traditional banking operations in our three-state market. At December 31, 2009, our eleven Oklahoma offices accounted for $933.2 million in loans, or 36% of total portfolio loans, our seven Texas offices accounted for $1.1 billion in loans, or 40% of total portfolio loans, our nine Kansas offices accounted for $359.6 million in loans, or 14% of total portfolio loans, and the Other States Banking segment accounted for $277.5 million in loans, or 11% of total portfolio loans.
     Our banking philosophy has led to the development of a line of deposit, lending, and other financial products that respond to professional and commercial customers’ needs for speed, efficiency, and information and complement more traditional banking products. We have developed a highly automated lockbox, imaging, and information service for commercial customers called “SNB Digital Lockbox” as well as deposit products that automatically sweep excess funds from commercial demand deposit accounts and invest them in interest bearing funds. Other specialized financial services include integrated document imaging and cash management services designed to help our customers in the healthcare industry and other record-intensive enterprises operate more efficiently.
     We maintain close relationships with businesses, professionals, and their principals to fulfill their banking needs throughout their business development and professional lives.

     We were organized in 1981 as the holding company for Stillwater National, which was chartered in 1894. We became a public company in late 1993 with assets of approximately $434.0 million. At December 31, 2009, we had total assets of $3.1 billion, deposits of $2.6 billion, and shareholders’ equity of $309.8 million.
     Our common stock is traded on the NASDAQ Global Select Market under the symbol OKSB. Southwest Capital Trust II’s preferred securities are traded on the NASDAQ Global Select Market under the symbol OKSBP.
     Our principal executive offices are located at 608 South Main Street, Stillwater, Oklahoma 74074. Our telephone number is (405) 742-1800.
USE OF PROCEEDS
     We intend to use the net proceeds from sales of our securities as set forth in the applicable prospectus supplement or pricing supplement relating to a specific issuance of securities.
RATIO OF EARNINGS TO FIXED CHARGES
     Our consolidated ratio of earnings to combined fixed charges and preferred dividends for each of the five fiscal years ended December 31, 2009 is as set forth in the table below. No shares of any class of preferred stock were outstanding during any annual period shown prior to 2008. Consequently, the ratios of earnings to fixed charges and preferred dividends for the three years ended December 31, 2007 are the same as the ratios of earnings to fixed charges.

	Year Ended December 31,
	2009	2008	2007	2006	2005
Ratio of earnings to fixed charges:
Including interest on deposits	1.36x	1.33x	1.41x	1.54x	1.67x
Excluding interest on deposits	2.36x	2.93x	4.04x	3.99x	4.04x
For purposes of calculating the ratio of earnings to fixed charges, earnings are the sum of:
•	income before taxes; and

•	fixed charges.
For purposes of calculating the ratio of earnings to fixed charges, fixed charges are the sum of:
•	interest expenses, including interest on deposits; and, in the second alternative shown above, excluding interest on deposits; and

•	that portion of net rental expense deemed to be the equivalent to interest on long-term debt.
DESCRIPTION OF SECURITIES WE MAY OFFER
     This prospectus contains summary descriptions of our common stock, serial preferred stock, debt securities, depositary shares, rights, warrants, and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update, or change the terms and conditions of the securities as described in this prospectus.
Common Stock
     Under our Certificate of Incorporation, we have the authority to issue up to 20,000,000 shares of our common stock, par value $1.00 per share, of which 14,750,713 shares were issued and outstanding as of December 31, 2009. As of December 31, 2009, there were 1,199,309 shares of our common stock reserved for issuance under our benefit plans and 703,753 shares reserved for issuance under a warrant (the “Warrant”) issued in connection with our sale of securities to the United States Department of the Treasury (the “Treasury”) under its Capital Purchase Program. (See

“Description of Outstanding Capital Purchase Program Securities” on page 15.) Our board of directors has proposed that shareholders approve an amendment to our Certificate of Incorporation to increase the number of shares we are authorized to issue from 20,000,000 to 40,000,000 at our annual meeting of shareholders scheduled for April 22, 2010. The affirmative vote of a majority of the outstanding shares entitled to vote thereon is required for approval of this amendment.
     Each share of common stock is entitled to one vote on all matters submitted to shareholders, except that in the election of directors, cumulative voting is permitted, which means that each holder has the right to cast as many votes in the aggregate as equal the total number of shares held by the shareholder multiplied by the number of directors to be elected, and may cast the whole number of votes to which the shareholder is entitled for any one or more candidates in his or her discretion.
     Holders of shares of common stock do not have preemptive rights to subscribe for shares of common stock or any other class of stock that may be issued in the future. The shares of common stock are not subject to redemption and, upon receipt by us of the full purchase price therefor, will be fully paid and nonassessable.
     Each share of common stock participates equally in dividends which are payable when, as and if declared by our board of directors out of funds legally available for such purpose and is entitled to share equally in our assets available for distribution to shareholders in the event of our liquidation. If any shares of serial preferred stock or Class B serial preferred stock are issued, such shares may have priority in dividends or liquidation over shares of common stock. (See “Description of Outstanding Capital Purchase Program Securities” on page 15 .)
     Restrictions on Changes in Control
     Our Certificate of Incorporation requires the affirmative vote of not less than 80% of the outstanding voting stock to authorize the merger or consolidation of us with, or a sale, exchange, or lease of 25% or more of our assets to, any person or entity, unless approval of the transaction is recommended by at least a majority of our entire board of directors.
     Under Article XIII of our Certificate of Incorporation, the holders of at least 80% of the outstanding shares of voting stock and at least a majority of our outstanding shares of voting stock not including shares held by a “related person,” would be required to approve certain business combinations. The increased voting requirements would apply in connection with business combinations involving a related person, except in cases where the proposed transaction was approved in advance by two-thirds of the members of our board of directors who are unaffiliated with the related person and who were directors prior to the time when the related person became a related person (the “continuing directors”). The term “related person” is defined to include any individual, corporation, partnership, or other entity that owns beneficially or controls, directly or indirectly, 10% or more of our outstanding shares of voting stock. A “business combination” is defined to include: (i) any merger or consolidation of us with or into any related person; (ii) any sale, lease, exchange, mortgage, transfer or other disposition of all or a substantial part of our assets or the assets of a subsidiary to any related person (the term “substantial part” is defined to include more than 25% of our total assets); (iii) any merger or consolidation of a related person with or into us or a subsidiary of us; (iv) any sale, lease, exchange, transfer, or other disposition of all or any substantial part of the assets of a related person to us or a subsidiary of us; (v) the issuance of any of our securities or of our subsidiary to a related person; (vi) any reclassification of our common stock, or any recapitalization involving our common stock; (vii) the acquisition by us of any securities of the related person; and (viii) any agreement, contract or other arrangement providing for any of the above transactions.
     Under the Oklahoma General Corporation Act, mergers, consolidations, and sales of substantially all of the assets of an Oklahoma corporation must generally be approved by a vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon. We are subject to Section 1090.3 of the Oklahoma General Corporation Act, however, which restricts certain transactions between an Oklahoma corporation (or its majority owned subsidiaries) and a holder of 15% or more of the corporation’s outstanding voting stock, together with affiliates or associates thereof (excluding persons who were 15% shareholders on September 1, 1991, or who become such by action of the corporation alone) (an “interested shareholder”). For a period of three years following the date that a shareholder became an interested shareholder, Section 1090.3 prohibits the following types of transactions between the corporation and the interested shareholder (unless certain conditions, described below, are met): (i) mergers or consolidations; (ii) sales, leases, exchanges or other transfers of 10% or more of the aggregate assets of the corporation; (iii) issuances or transfers by the corporation of any stock of the corporation that would have the effect of increasing the interested shareholder’s proportionate share of the stock of any class or series of the corporation; (iv) receipt by the interested shareholder of the benefit, except proportionately as a shareholder of the corporation, of loans, advances, guarantees, pledges or other financial benefits provided by the corporation; and (v) any other transaction which has the effect of increasing the proportionate share of the stock of any class or series of the corporation that is owned by the interested shareholder. This restriction does not apply if: (1) before such person became an interested shareholder, the board of directors approved the transaction in which the interested shareholder becomes an interested shareholder or approved the business combination; or (2) upon consummation of the transaction which resulted in the shareholder’s becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, those shares owned by (i) persons who are directors and also officers, and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested shareholder. We may exempt ourselves from the requirements of the statute by adopting an amendment to our Certificate of Incorporation.
     Our board of directors is composed of twelve members. Prior to the 2009 annual meeting, we had a classified Board, and members of each class were elected to serve for staggered three-year terms. At the 2008 annual meeting, shareholders approved an amendment to our Certificate of Incorporation to provide for the election of directors for one-year terms, beginning with the 2009 annual meeting. The directors elected at the 2010 annual meeting will be elected to one-year terms. The terms of the directors elected at the 2008 annual meeting will expire at the 2011 annual meeting.
     Under our Certificate of Incorporation and Bylaws any director or the entire board may be removed at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of our outstanding shares of capital stock entitled to vote generally in the election of directors, cast at a meeting of shareholders called for that purpose. Additionally, the number of directors may be increased to as many as 21 (exclusive of directors, if any, to be elected by holders of our preferred stock, voting separately as a class) or decreased to as few as three by the board of directors, but no decrease shall result in the shortening of the term of any incumbent director. Vacancies in the board, however caused, and newly created directorships shall be filled by a vote of two-thirds (2/3) of the directors then in office, whether or not a quorum.
     Our Certificate of Incorporation and Bylaws provide that special meetings of shareholders for any purpose can only be called by our board of directors or by a committee of our board of directors which has been duly designated by the board. Neither shareholders nor any other person or persons may call a special meeting.
     Our Certificate of Incorporation provides that the affirmative vote of not less than 80% of the outstanding shares of capital stock entitled to vote generally on the election of directors is required to amend the provisions regarding election and removal of directors, amendment of our Certificate of Incorporation and Bylaws, indemnification, director liability, and certain business combinations and other transactions. The Bylaws may be repealed, altered, amended, or rescinded by a vote of a majority of the board of directors or by the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors at a meeting of the shareholders called for that purpose.
     Our Certificate of Incorporation authorizes us to issue shares of common stock and shares of serial preferred stock from time to time as approved by the board of directors without the approval of the shareholders. Our ability to issue additional shares could be construed as having an anti-takeover effect because it can dilute the voting or other rights of the proposed acquiror or create a substantial voting block in institutional or other hands.
     Our Certificate of Incorporation provides that nominations for the election of directors and proposals for any new business to be taken up at an annual or special meeting of shareholders may be made by the board of directors or by any shareholder entitled to vote generally in the election of directors. However, in order for a shareholder to make any such nominations or proposals, he or she must give notice in writing of such nomination or proposal to the Secretary not less than 30 nor more than 60 days prior to any such meeting unless less than 40 days notice of the meeting has been given to shareholders in which case notice may be given up to the tenth day following notice to the shareholders.
     Our Severance Compensation Plan contains provisions that may also deter acquisitions of control by requiring payments to participants upon termination following a change-in-control.

     In addition, acquisitions of control of us must also be approved by the Board of Governors of the Federal Reserve System under the Federal Bank Holding Company Act and the Federal Change in Bank Control Act.
     The foregoing summary does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, our Certificate of Incorporation and our By-laws and to the Oklahoma General Corporation Law.
Serial Preferred Stock
     General
     In this section, we describe the general terms of serial preferred stock we may offer.
     Our Certificate of Incorporation authorizes the issuance of up to 2,000,000 shares of serial preferred stock, $1.00 par value per share, in two classes. The following description applies to both classes unless otherwise stated. As of the date of this prospectus, 690,000 shares of serial preferred stock had been issued and redeemed and are no longer available for issuance, 70,000 shares of Series B Preferred are outstanding, and 1,240,000 shares of serial preferred stock are authorized and available for designation and issuance. (See “Description of Outstanding Capital Purchase Program Securities” on page 15.) We also may issue depositary shares, each of which would represent a fractional interest in serial preferred stock, as described later in this Prospectus.
     Our board of directors may (or may direct a board committee to) authorize the issuance of one or more series of preferred stock and may establish and designate series and the number of shares and the relative rights, preferences and limitations of the respective series of the preferred stock offered by this prospectus and the applicable prospectus supplement. The shares of serial preferred stock, when issued and sold, will be fully paid and nonassessable.
     The number of shares and all of the relative rights, preferences, and limitations of the respective series of preferred stock authorized by the board of directors (or a committee established by the board of directors) will be described in the applicable prospectus supplement. The terms of particular series of preferred stock may differ, among other things, in:
•	the distinctive serial designation and the number of shares constituting such series;

•	the dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

•	the voting powers, full or limited, if any, of the shares of such series;

•	whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which, such shares may be redeemed;

•	the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up;

•	the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption, or other acquisition by us or any subsidiary of, the common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;

•	the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation;

•	whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

•	whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of Southwest and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;
•	the subscription or purchase price and form of consideration for which the shares of such series shall be issued;

•	whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock; and

•	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.
     Each share of each series of serial preferred stock will have the same relative powers, preferences, and rights as, and will be identical in all respects to, all the other shares of the same series.
     Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to those of our general creditors. The description of any series of preferred stock which may be issued is qualified by reference to the provisions of the applicable certificate of designations establishing the terms of such series.
     The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.
     Please see “Description of Outstanding Capital Purchase Program Securities” at page 15 for a description of our outstanding shares of Series B Preferred.
     Dividends
     If described in the applicable prospectus supplement, we will pay cumulative cash dividends to the holders of preferred stock, when and as declared by the board of directors or the committee, out of funds legally available for payment. The prospectus supplement will detail the annual rate of dividends or the method or formula for determining or calculating them, and the payment dates and payment periods for dividends. The board of directors or the committee will fix a record date for the payment of dividends. We will pay dividends on the preferred stock to the holders of record on that record date.
     We will not declare, pay, or set aside for payment any dividends on any preferred stock ranking in parity as to payment of dividends with the preferred stock unless we declare, pay, or set aside for payment dividends on all the outstanding shares of preferred stock for all dividend payment periods ending on or before the dividend payment date for that parity stock.
     Unless we have paid in full all unpaid cumulative dividends, if any, on the outstanding shares of preferred stock, we may not take any of the following actions with respect to our common stock or any other preferred stock ranking junior or in parity with the preferred stock as to dividend payments (unless otherwise described in the prospectus supplement):
•	declare, pay, or set aside for payment any dividends, other than dividends payable in our common stock;

•	make other distributions;

•	redeem, purchase, or otherwise acquire our common stock or junior preferred stock for any consideration; or

•	make any payment to or available for a sinking fund for the redemption of our common stock or junior preferred stock.

     Conversion and Exchange
     The applicable prospectus supplement will indicate whether and on what terms the shares of preferred stock will be convertible into or exchangeable for shares of any other class, series, or security or any other property (including whether the conversion or exchange is mandatory and at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion, exchange price, or rate, and the circumstances or manner in which the amount of preferred stock or other securities issuable upon conversion or exchange may be adjusted).
     Redemption
     The applicable prospectus supplement will indicate whether, and on what terms, shares of any series of preferred stock will be subject to mandatory redemption or a sinking fund provision. The applicable prospectus supplement will also indicate whether, and on what terms, including the date on or after which redemption may occur, we may redeem shares of a series of the preferred stock.
     Liquidation Rights
     In the event that we liquidate, dissolve, or wind up our affairs, the holders of shares of preferred stock will be entitled to receive, out of our assets available for distribution to stockholders, liquidating distributions in an amount equal to the stated value per share of preferred stock, as described in the applicable prospectus supplement, plus accrued and accumulated but unpaid dividends, if any, to the date of final distribution, before any distribution is made to holders of any class or series of capital stock ranking junior to the preferred stock as to rights upon liquidation, dissolution, or winding up, or to holders of our common stock.
     However, holders of the shares of preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution, or winding up. Unless otherwise provided in the applicable prospectus supplement, a consolidation or merger with or into another corporation, a merger of another corporation with or into Southwest, or a sale or transfer of all or part of our assets for cash or securities will not be considered a liquidation, dissolution, or winding up.
     If, upon any liquidation, dissolution, or winding up of our affairs, assets then distributable are insufficient to pay in full the amounts payable with respect to the preferred stock and any other preferred stock ranking in parity with the preferred stock as to rights upon liquidation, dissolution, or winding up, the holders of the preferred stock and of that other preferred stock will share ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. After we have paid the full amount of the liquidating distribution to which they are entitled, the holders of the preferred stock will not be entitled to any further participation in any distribution of our assets.
     Voting Rights. Unless otherwise determined by our board of directors and indicated in the applicable prospectus supplement, holders of the preferred stock will not have any voting rights except as from time to time required by law.
     So long as any shares of the preferred stock remain outstanding, we will not, without the consent of the holders of at least a majority of the shares of preferred stock outstanding at the time, voting together as one class with all other series of preferred stock having similar voting rights that have been conferred and are exercisable, issue or increase the authorized amount of any class or series of stock ranking senior to the outstanding preferred stock as to dividends or upon liquidation or dissolution, or amend, alter, or repeal the provisions of our Certificate of Incorporation or of the resolutions contained in the certificate of designation, whether by merger, consolidation, or otherwise, so as to materially and adversely affect any power, preference, or special right of the outstanding preferred stock or its holders.
     We will file copies of the certificates of designation as exhibits to the registration statement of which this prospectus is a part or an amendment thereto, or as exhibits to a Current Report on Form 8-K. We urge you to read the applicable certificates of designation and prospectus supplements and any other offering material in their entirety because those documents, and not these descriptions, will define your rights as a holder of serial preferred stock.

Debt Securities
     In this section, we describe the general terms and provisions of the debt securities that we may offer. The specific terms of any debt securities will be described in the applicable prospectus supplement relating to those debt securities and other offering materials we may provide.
     We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities to benefit as our creditors from such distribution) is junior to creditors of that subsidiary.
     We may issue debt securities from time to time in one or more series. We may issue senior or subordinated debt securities under one or more indentures, which may be supplemented or amended from time to time. Senior debt securities will be issued under one or more senior indentures and subordinated debt securities will be issued under one or more subordinated indentures. Any senior debt indentures and the subordinated debt indenture are referred to individually in this prospectus as an “indenture” and collectively as the “indentures.” This prospectus outlines briefly the provisions of the indentures. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the indenture will be described in the applicable prospectus supplement relating to such series of debt securities. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution.
     The indentures will contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the indentures. This summary is subject to and is qualified in its entirety by reference to the provisions of the indentures, including definitions of terms used in the indentures. Your rights will be defined by the terms of the applicable indenture, not the summary provided here. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.
     We may issue debt securities, from time to time, with the principal amount, interest, or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities, or baskets of securities, commodity prices, indices, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.
     Some of the debt securities may be issued as original issue discount debt securities (the “Original Issue Discount Securities”). Original Issue Discount Securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. The prospectus supplement relating to an issue of Original Issue Discount Securities will contain information relating to United States Federal income tax, accounting, and other special considerations applicable to Original Issue Discount Securities.
     The applicable prospectus supplement will set forth the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment.
     We generally will have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a change in control) that might have an adverse effect on our credit quality.
     We will file copies of the indentures as exhibits to the registration statement of which this prospectus is a part or an amendment thereto, or as exhibits to a Current Report on Form 8-K. We urge you to read the applicable indentures and prospectus supplement and any other offering material in their entirety, because those documents, and not these descriptions, will define your rights as a holder of debt securities.

Depositary Shares
     In this section, we describe the general terms and provisions of the depositary shares that we may offer. This summary does not purport to be exhaustive and is qualified in its entirety by reference to the relevant deposit agreement and depositary receipts with respect to any particular series of depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.
     We may offer depositary shares representing receipts for fractional interests in serial preferred stock in the form of depositary shares. Each depositary share would represent a fractional interest in serial preferred stock and would be represented by a depositary receipt.
     The serial preferred stock underlying each series of depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States, which we refer to in this prospectus as the “depositary.” We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to the applicable fraction of a share of serial preferred stock represented by the depositary share, including any dividend, voting, redemption, conversion, and liquidation rights. If necessary, the prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.
     The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in the serial preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement.
     Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by an agreement between us and the depositary. Unless otherwise provided in the applicable prospectus supplement or required by law, a deposit agreement may be terminated by either the depositary or us only if:
•	all outstanding depositary shares relating to the deposit agreement have been redeemed; or

•	there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution, or winding up and the distribution has been distributed to the holders of the related depositary receipts evidencing the depositary shares.
     If necessary, the prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.
     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary associated with the initial deposit and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges, and any other charges that are stated to be their responsibility in the deposit agreement.
     The depositary will forward to the holders of depositary shares all reports and communications that it receives from us, and that we are required to furnish to the holders of the preferred stock. The description in the applicable prospectus supplement and other offering material of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares, and the terms of the underlying preferred stock.
     The foregoing summary does not purport to be exhaustive and is qualified in its entirety by reference to the relevant deposit agreement and depositary receipts with respect to any particular series of depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares. The description in the applicable prospectus supplement and other offering material of any depositary shares will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement. We will file copies of the forms of the depositary agreements as exhibits to the registration statement of which this prospectus is a part or an amendment thereto, or as exhibits to a Current Report on Form 8-K. We urge you to read the applicable agreements and the applicable prospectus supplement and any other offering material in their entirety, because those documents, and not these descriptions, will define your rights as a holder of depositary shares.
Rights
     We may issue rights to purchase any of the other securities described in this prospectus to our shareholders. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
     The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregate number of rights issued and the kind and aggregate amount of securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire, and any applicable U.S. Federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreements, or rights certificates described in a prospectus supplement differ from any of the terms described here, then the terms described here will be deemed to have been superseded by that prospectus supplement.
     Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and of no further force or effect.
     Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters, or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
     The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement. We will file copies of the forms of the rights agreements and as exhibits to the registration statement of which this prospectus is a part or an amendment thereto, or as exhibits to a Current Report on Form 8-K. We urge you to read the applicable rights agreement and the applicable prospectus supplement and any other offering material in their entirety, because those documents, and not these descriptions, will define your rights as a holder of rights.
Warrants
          In this section, we describe the general terms and provisions of the warrants to purchase securities that we may offer. We may issue, together with other securities or separately, warrants to purchase our common stock, serial preferred stock, or depositary shares. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
          This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We urge you to read any applicable warrant agreements and warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We will file copies of the forms of the warrant agreements and warrant certificates as exhibits to the registration statement of which this prospectus is a part or an amendment thereto, or as exhibits to a Current Report on Form 8-K.
     The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:
•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. Federal income tax considerations applicable to the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	whether the warrants are to be issued in registered or bearer form;

•	whether the warrants are extendible and the period or periods of such extendibility; and

•	information with respect to book-entry procedures, if any.
          Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution, or winding-up or to exercise voting rights, if any.
     Each warrant will entitle the holder thereof to purchase for cash the amount of shares of common stock or preferred stock or depositary share at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

     The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement. We will file copies of the forms of the warrant agreements and as exhibits to the registration statement of which this prospectus is a part or an amendment thereto, or as exhibits to a Current Report on Form 8-K. We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety, because those documents, and not these descriptions, will define your rights as a holder of warrants.
Units
     In this section, we describe the general terms and provisions of the units that we may offer. We may issue units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.
     The applicable prospectus supplement relating to the units we may offer will include specific terms relating to the offering, including, among others: the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; any provision for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising those units; and whether the units will be issued in fully registered or global form.
     The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement. We will file copies of the forms of the unit agreements and as exhibits to the registration statement of which this prospectus is a part or an amendment thereto, or as exhibits to a Current Report on Form 8-K. We urge you to read the applicable unit agreement and the applicable prospectus supplement and any other offering material in their entirety, because those documents, and not these descriptions, will define your rights as a holder of units.
DESCRIPTION OF OUTSTANDING CAPITAL PURCHASE PROGRAM SECURITIES
     The following is a brief description of the terms of our Series B Preferred issued to the Treasury under its Capital Purchase Program in December 2008. This summary does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, a copy of which was filed by us with the SEC as an exhibit to our Current Report on Form 8-K dated December 8, 2008 (the “Certificate of Designations”).
Serial Preferred Stock
     As of the date of this prospectus, there were 70,000 shares of Series B Preferred outstanding.
     Dividends Payable on Shares of Series B Preferred
     Holders of shares of Series B Preferred are entitled to receive if, as, and when declared by our board of directors, out of legally available funds, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share of Series B Preferred with respect to each dividend period from December 5, 2008 to, but excluding, November 15, 2013. From and after November 15, 2013, holders of shares of Series B Preferred are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per share of Series B Preferred with respect to each dividend period thereafter.
     Dividends on the Series B Preferred are payable quarterly in arrears on each February 15, May 15, August 15, and November 15 (each, a “dividend payment date”), starting with February 15, 2009. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and in that circumstance, no additional dividends will accrue as a result of the applicable postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series B Preferred are payable to holders of record of shares of Series B Preferred on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as our board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.
     If we determine not to pay any dividend or a full dividend with respect to the Series B Preferred, we are required to provide written notice to the holders of shares of Series B Preferred prior to the applicable dividend payment date. Unpaid dividends on the Series B Preferred will be compounded.
     We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof.
     Priority of Dividends
     With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series B Preferred ranks:
•	senior to our common stock and all other equity securities designated as ranking junior to the Series B Preferred; and

•	at least equally with all other equity securities designated as ranking on a parity with the Series B Preferred (“parity stock”) with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution, or winding-up.
     So long as any shares of Series B Preferred remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on our common stock or other junior stock, other than a dividend payable solely in shares of our common stock.
     In addition, we may not purchase, redeem, or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the Series B Preferred for all prior dividend periods, other than:
•	purchases, redemptions, or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business;

•	purchases or other acquisitions by broker-dealer subsidiaries of our company solely for the purpose of market-making, stabilization, or customer facilitation transactions in junior stock or parity stock in the ordinary course of business;

•	redemption or repurchases of rights pursuant to any stockholders’ rights plan;

•	the acquisition by us of record ownership of junior stock or parity stock for the beneficial ownership of any other person (other than us), including as trustees or custodians; and

•	the exchange or conversion of (i) junior stock for or into other junior stock, or (ii) parity stock for or into other parity stock or junior stock, but only to the extent that (x) such acquisition is required pursuant to binding contractual agreements entered into before December 5, 2008, or (y) any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.
     On any dividend payment date for which full dividends are not paid or declared and funds set aside therefor, on the Series B Preferred and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the Series B Preferred), with respect to the Series B Preferred and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.
     Subject to the foregoing, such dividends (payable in cash, stock, or otherwise) as may be determined by our board of directors may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series B Preferred from time to time out of any funds legally available for such payment, and the Series B Preferred shall not be entitled to participate in any such dividends.

     Redemption
     The Series B Preferred may be redeemed by us at any time, in whole or in part, subject to the consultation with the Federal Reserve Board and the notice requirements described below. In any redemption, the redemption price of the Series B Preferred shall be an amount equal to the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.
     The Series B Preferred is not subject to any mandatory redemption, sinking fund, or similar provisions. Holders of shares of Series B Preferred have no right to require the redemption or repurchase of their shares of Series B Preferred.
     In the case of any redemption of less than all of the shares of Series B Preferred, the shares to be redeemed will be selected either pro rata or in such other manner as our board of directors may determine to be fair and equitable. Furthermore, if we repurchase shares of Series B Preferred from a holder other than the Treasury, we must offer to repurchase a ratable portion of the shares of Series B Preferred then held by the Treasury.
     Liquidation Rights
     In the event that we voluntarily or involuntarily liquidate, dissolve, or wind up our affairs, holders of Series B Preferred will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of Series B Preferred will be entitled to receive the total liquidation amount out of our assets that are available for distribution to stockholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series B Preferred.
     If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series B Preferred and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series B Preferred and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series B Preferred has been paid in full to all holders of Series B Preferred and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to Series B Preferred will be entitled to receive all of our remaining assets according to their respective rights and preferences.
     For purposes of the liquidation rights, neither the sale, conveyance, exchange, or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into, any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution, or winding-up of our affairs.
     Voting Rights
     Except as indicated below or otherwise required by law, holders of Series B Preferred will not have any voting rights.
     Election of Two Directors upon Non-Payment of Series B Dividends. If dividends on the Series B Preferred have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be automatically increased by two. Holders of Series B Preferred, together with the holders of any outstanding parity stock with like voting rights (the “Voting Parity Stock”), voting as a single class, will be entitled to elect the two additional members to our board of directors (the “Preferred Stock Directors”), at the next annual meeting (or at a special meeting called for the purpose of electing the Preferred Stock Directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends on the Series B Preferred for all past dividend periods have been paid in full. The election of any Preferred Stock Director is subject to the qualification that his or her election would not cause us to violate the corporate governance requirement of the NASDAQ Stock Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.
     Upon the termination of the right of the holders of Series B Preferred and Voting Parity Stock to elect Preferred Stock Directors, as described above, the Preferred Stock Directors will immediately cease to be qualified as directors, their term of office shall terminate immediately, and the number of authorized directors on our board will be reduced by the number of Preferred Stock Directors that the holders of Series B Preferred and Voting Parity Stock had been entitled to elect. The holders of a majority of shares of Series B Preferred and Voting Parity Stock, voting as a class, may remove any Preferred Stock Director, with or without cause, and the holders of a majority of the shares of Series B Preferred and Voting Parity Stock, voting as a class, may fill any vacancy created by the removal of a Preferred Stock Director. If the office of a Preferred Stock Director becomes vacant for any other reason, the remaining Preferred Stock Director may choose a successor to fill such vacancy for the remainder of his or her unexpired term.
     Other Voting Rights. So long as any shares of Series B Preferred are outstanding, in addition to any other vote or consent of stockholders required by law or by our Certificate of Incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series B Preferred at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
•	any amendment or alteration of the Certificate of Designations or our Certificate of Incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series B Preferred with respect to either or both of the payment of dividends and/or the distribution of assets on our liquidation, dissolution, or winding up;

•	any amendment, alteration, or repeal of any provision of the Certificate of Designations or our Certificate of Incorporation so as to adversely affect the rights, preferences, privileges, or voting powers of Series B Preferred; or

•	any consummation of a binding share exchange or reclassification involving the Series B Preferred or a merger or consolidation of us with another entity, unless the shares of Series B Preferred remain outstanding following any such transaction or, if we are not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Series B Preferred or preference securities have rights, references, privileges, and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series B Preferred, taken as a whole.
     The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series B Preferred have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series B Preferred to effect the redemption.
Warrant to Purchase Common Stock
     The following is a brief description of the terms of the Warrant. This summary does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the Warrant, a copy of which was filed by us with the SEC as an exhibit to our Current Report on Form 8-K, dated December 8, 2008.
     Shares of Common Stock Subject to the Warrant
     The Warrant is exercisable into up to 703,753 shares of our common stock. The number of shares subject to the Warrant is subject to adjustments described below under the heading “Adjustments to the Warrant.”
     Exercise of the Warrant
     The initial exercise price applicable to the Warrant is $14.92 per share of common stock for which the Warrant may be exercised. The Warrant may be exercised at any time on or before December 5, 2018. The exercise price may be paid either by the withholding by us of such number of shares of common stock issuable upon exercise of the Warrant equal to the value of the aggregate exercise price of the Warrant determined by reference to the market price of our common stock on the trading day on which the Warrant is exercised or, if agreed to by us and the Warrantholder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the Warrant is subject to adjustments described below under the heading “Adjustments to the Warrant.”
     Upon exercise of the Warrant, certificates for the shares of common stock issuable upon exercise will be issued to the Warrantholder. We will not issue fractional shares upon any exercise of the Warrant. Instead, the Warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the Warrant (less the pro-rated exercise price of the Warrant) for any fractional shares that would have otherwise been issuable upon exercise of the Warrant. We will at all times reserve the aggregate number of shares of our common stock for which the Warrant may be exercised.
     Rights as a Stockholder
     The Warrantholders shall have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the Warrant has been exercised. The initial selling securityholder has agreed not to exercise any voting rights with respect to any shares of our common stock issued upon exercise of the Warrant.
Transferability
     The Warrant, and all rights under the Warrant, are transferable.
     Adjustments to the Warrant
     The number of shares of our common stock issuable upon exercise of the Warrant (the “Warrant Shares”) and the Warrant exercise price will be adjusted upon occurrence of certain events as follows:
     In the case of stock splits, subdivisions, reclassifications, or combinations of common stock. The number of Warrant Shares and the exercise price for the Warrant will be proportionately adjusted in the event we pay dividends or make distributions of our common stock, or subdivide, combine, or reclassify shares of our common stock.
     In the case of issuance of common stock (and convertible securities) for less than 90% of the market price on the last trading day preceding the date of the agreement on pricing such shares. Until the earlier of (i) the date on which the initial selling securityholder no longer holds the Warrant or any portion thereof and (ii) December 5, 2011, if we issue shares of our common stock (or securities convertible or exercisable into shares of our common stock) for less than 90% of the market price of our common stock on the last trading day prior to pricing such shares, the number of Warrant Shares and the exercise price for the Warrant will be proportionately adjusted. Adjustments will not be made if shares are issued as part of merger consideration, benefit or compensation plans, a registered or Rule 144A offering, or preemptive rights existing as of December 5, 2008.
     Other Distributions. In the event we make a distribution of securities, evidences of indebtedness, assets, cash, rights, or warrants to holders of our common stock, the exercise price of the Warrant and the number of Warrant Shares will be proportionately adjusted.
     In the case of pro rata repurchase of common stock. A “pro rata repurchase” is defined as any repurchase of shares of common stock by us pursuant to any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act, or Regulation 14E thereunder or any other offer available to substantially all holders of our common stock. In any such transaction, the exercise price of the Warrant and the number of Warrant Shares will be proportionately adjusted.
     In the case of a merger, consolidation, statutory share exchange, reclassification of our common stock, or similar transaction that requires the approval of our stockholders (any such transaction, a “business combination”). In the event of a business combination, the Warrantholder’s right to receive the Warrant Shares will be converted into the right to exercise the Warrant to acquire the number of shares of stock or other securities which the Warrantholder would have been entitled to receive upon consummation of the business combination if the Warrantholder had exercised the Warrant prior to such business combination.
PLAN OF DISTRIBUTION
          We may sell the securities being offered hereby, from time to time, by one or more of the following methods, or any combination thereof:
•	to or through underwriters or dealers, with or without an underwriting syndicate, for them to offer and sell to the public;

•	directly to one or more purchasers in negotiated purchases or in competitively bid transactions;

•	through designated agents; or

•	directly to holders of warrants exercisable for our securities upon the exercise of warrants.
     Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. We will set forth the terms of the offering of securities in a prospectus supplement, including:
•	the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions, or concessions allowed or reallowed or paid to dealers; and

•	any delayed delivery arrangements.
          Not in limitation of the foregoing, the maximum compensation to be received by any participating FINRA members will not be greater than eight percent (8%) for the sale of any securities being registered pursuant to SEC Rule 415.
     The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.
     Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on NASDAQ. Any common stock sold pursuant to a prospectus supplement will be listed on NASDAQ, subject to official notice of issuance. We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.
     If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
     If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.
     We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
     We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.
     Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
     In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales.

Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. These activities by the underwriters may stabilize, maintain, or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on an exchange or admitted for trading on an automated quotation system, in the over-the-counter market, or otherwise.
     We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).
LEGAL MATTERS
     The legality and validity of the securities offered from time to time under this prospectus will be passed upon by James I. Lundy, III, Attorney at Law, Washington, DC and BuckleySandler LLP, Washington, DC.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

SOUTHWEST BANCORP, INC.
Common Stock
Serial Preferred Stock
Debt Securities
Depositary Shares
Rights
Warrants
Units

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
     The table below itemizes the expenses payable by the Registrant in connection with the registration and issuance of the securities being registered hereunder, other than underwriting discounts and commissions. All amounts except the Securities and Exchange Commission registration fee are estimated.

Securities and Exchange Commission Registration Fee		$7,130
Legal Fees and Expenses		*
Accountants’ Fees and Expenses		*
Printing and Duplicating Expenses		*
Miscellaneous Expenses		*

Total	$	*

          Expenses will depend upon the total number of issuances and the value or number of the securities that may be issued. Accordingly, the expenses cannot be estimated at this time, but will be filed by amendment or in one or more Current Reports on Form 8-K.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          Section 1031 of the Oklahoma General Corporation Act sets forth circumstances under which directors, officers, employees, and agents may be insured or indemnified against liability which they may incur in their capacities.
          Article XV of our Certificate of Incorporation provides that we shall indemnify any individual who is or was our director, officer, employee, or agent, and any individual who serves or served at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in any proceeding in which the individual is made a party as a result of his or her service in such capacity, if the individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful, unless such indemnification would be prohibited by law. An individual will not be indemnified in connection with a proceeding by or in our right in which the individual was adjudged liable to us, unless the court in which the suit was brought determines the individual is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances.
          We also maintains directors’ and officers’ liability insurance, and has entered into indemnification agreements with our non-officer directors and executive officers (“General Indemnification Agreements”) relating to claims and expenses relating to their service as our directors or officers or of any of our subsidiaries and additional indemnification agreements (“Financial Expert Agreements”) with directors who serve as audit committee financial experts. Under the General Indemnification Agreements:
(a)	Indemnified parties agree to cooperate in the investigation and defense of any actions or claims that are subject to indemnification under the agreements.

(b)	Indemnified parties are entitled to full reimbursement for expenses if they are successful on the merits of a claim, and for their expenses as serving as witnesses in proceedings in which they are not parties or threatened to be made parties.

(c)	As to claims made other than by us, indemnified parties are entitled to payment of expenses, judgments, penalties, fines, and amounts paid in settlement if they acted in good faith and in a manner they believed to be in, or not opposed to, the our best interests, and in the case of a criminal proceeding, they had no reasonable cause to believe their conduct was unlawful.

(d)	As to proceedings by or in our right, the indemnified parties are entitled to payment of expenses (but not judgments, penalties, fines, or amounts paid in settlement), if they acted in good faith and in a manner they believed to be in, or not opposed to, our best interest, except that the indemnified parties are not entitled to payment of expenses if they are found liable to us unless the court finds they are fairly and reasonably entitled to such payments.
(e)	Indemnified parties are eligible for advancement of expenses, except to the extent prohibited by law, and are required to repay amounts for which they are later determined to be ineligible.

(f)	Rights to indemnification are protected by so called “Rabbi Trusts” to be created on our books following the later of (i) an action for which indemnification is called for under the agreement, or (ii) our failure to reimburse amounts as required by the General Indemnification Agreement, which are subject to the claims of our creditors, are in the amount of $100,000 each, and are subject to replenishment.

(g)	Notwithstanding their General Indemnification Agreement’s other terms: (a) if our board of directors determines that a claim for indemnification arose under the Securities Act of 1933 and that the board is legally required to submit to a court the question of whether or not indemnification is against public policy, it will act to do so promptly; and (b) indemnification is not allowed to the extent that Federal banking laws prohibit indemnification payments with respect to certain administrative proceedings or civil actions initiated by Federal banking agencies.
          The Financial Expert Agreements are intended to support the SEC and our policies that no audit committee financial expert (“financial expert”) should be subject to additional responsibility or liability by reason of his or her identification or service in such position. Under the Financial Expert Agreements:
(a)	We agree to indemnify and hold harmless each financial expert against any and all losses, claims, damages, liabilities, and expenses (together, “expenses”) based upon his or her service as an expert, as incurred; provided, however, that we will not be liable under the agreement to the extent that any such claims are based upon (i) claims that are substantially the same as those made against at least one half of the other members of the Audit Committee excluding the chairman of such committee and any person who has been identified as a financial expert in our proxy materials; or (ii) willful breach of fiduciary duty by the financial expert involving personal profit.

(b)	Rights to indemnification are protected by so called “Rabbi Trusts” to be created on our books of following the later of (i) an action for which indemnification is called for under the agreement, or (ii) our the failure to reimburse amounts as required by the Financial Expert Agreement, which are subject to the claims of our creditors, are in the amount of $100,000 each, and are subject to replenishment.

(c)	The financial expert agrees to refund any amounts that are determined by final unappealable order of a court with jurisdiction over the parties not to be subject to reimbursement under the agreement.

(d)	The agreement does not prevent or limit indemnification to which the financial expert is entitled under any other law or document.

ITEM 16. EXHIBITS.

Exhibit
Number	Description

1.1*	Form of Underwriting Agreement for Common Stock.

1.2*	Form of Underwriting Agreement for Preferred Stock or Depositary Shares.

4.1*	Form of Indenture between Southwest Trustee to be used in connection with the issuance of senior or subordinated Debt Securities.

4.2*	Form of Deposit Agreement, including form of Depositary Receipt.

4.3*	Form of Warrant Agreement, including form of Warrant Certificate.

4.4*	Form of Unit Certificate.

4.5*	Form of Preferred Stock Certificate.

5.1	Opinion of BuckleySandler LLP (including the Consent of such Counsel).

5.2*	Opinion of James I. Lundy, III.

8.1*	Opinion as to certain Federal income tax matters.

12.1	Computation of the Ratio of Earnings to Fixed Charges.

23.1	Consent of BuckleySandler LLP (included in Exhibit 5.1)

23.2	Consent of James I. Lundy, III.

23.3	Consent of Ernst & Young LLP.

24.1	Powers of Attorney.

25.1*	Statement of Eligibility of Trustee under the Indenture for Debt Securities.

*	To be filed by a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
ITEM 17. UNDERTAKINGS.
A. Rule 415 Offering
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs A(1)(i), A(1)(ii) and A(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a final prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) [Intentionally omitted.]
     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date filed prospectus was deemed part of and included in the Registration Statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.
     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectuses relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
B. Filings Incorporating Subsequent Exchange Act Documents By Reference
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Warrants and Rights Offerings
     The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
D. Indemnification
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
E. Registration Statement Permitted by Rule 430A
     The undersigned registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 434(b)(1) of (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)	For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

F. Qualification of Trust Indentures Under the Trust Indenture Act of 1939 For Delayed Offerings.
     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Stillwater, Oklahoma, on March 12, 2010.

SOUTHWEST BANCORP, INC.
By:	/S/Rick Green
Rick Green
President and Chief Executive Officer

POWER OF ATTORNEY
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 12, 2010.

Name	Capacity

/s/ Rick Green	President and Chief Executive Officer,
Rick Green	Director, Vice Chairman of the Board of Directors (Principal Executive Officer)

/s/ Kerby E. Crowell	Executive Vice President, Chief Financial Officer and Secretary
(Principal Accounting and Financial Officer)

/s/ James E. Berry II*	Director
James E. Berry II

/s/ Thomas D. Berry*	Director
Thomas D. Berry

/s/ Joe Berry Cannon*	Director
Joe Berry Cannon

/s/ John Cohlmia*	Director
John Cohlmia

/s/ David S. Crockett, Jr.*	Director
David S. Crockett, Jr.

/s/ J. Berry Harrison*	Director
J. Berry Harrison

/s/ James M. Johnson*	Director
James M. Johnson

/s/ David P. Lambert*	Director
David P. Lambert

Name	Capacity

/s/ Linford R. Pitts*	Director
Linford R. Pitts

/s/ Robert B. Rodgers*	Chairman of the Board of Directors
Robert B. Rodgers

/s/ Russell W. Teubner*	Director
Russell W. Teubner

* By:	/s/ Rick Green, pursuant to power of attorney
Rick Green, Attorney in Fact